Filed Pursuant to Rule 424(b)(7)

Registration No. 333-203548

Prospectus Supplement

(To the Prospectus dated April 21, 2015)

1,443,987 Shares of Common Stock

This prospectus supplement relates to up to 1,443,987 shares of our common stock, all of which may be offered and sold from time to time in public or private transactions by certain shareholders of United Community Banks, Inc. (the “Selling Shareholders”). See “Selling Shareholders” and “Plan of Distribution” for a more complete description of the ways in which the common stock may be sold. These shares were issued to the Selling Shareholders in connection with the closing of our acquisition (the “Acquisition”) of NLFC Holdings Corp. on February 1, 2018.

The shares of common stock we issued to the Selling Shareholders in the Acquisition were issued in reliance upon an exemption from the registration requirements of the Securities Act of 1933, as amended. The registration of the common stock will permit the Selling Shareholders to sell such shares of common stock from time to time.

The Selling Shareholders will receive all of the net proceeds from the sale of the shares under this prospectus supplement and will pay all brokerage fees and selling commissions, if any, applicable to the sale of the shares. We will not receive any proceeds from the sale of shares by the Selling Shareholders.

Our common stock is listed on the Nasdaq Global Select Market (“Nasdaq”) under the ticker symbol “UCBI.” On February 1, 2018, the last reported sale of our common stock on Nasdaq was $31.87 per share.

Investing in our common stock involves a high degree of risk. See the section entitled “Risk Factors” beginning on page S-5 of this prospectus supplement to read about factors you should consider before buying shares of our common stock.

Neither the U.S. Securities and Exchange Commission, or the “SEC,” nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement. Any representation to the contrary is a criminal offense. An investment in the securities of United Community Banks, Inc. is not insured by the Federal Deposit Insurance Corporation or any other government agency.

Prospectus Supplement dated February 2, 2018.

TABLE OF CONTENTS

Prospectus Supplement

Prospectus

Neither we nor the Selling Shareholders have authorized anyone to provide you with different information or to make any representations other than those contained or incorporated by reference into this prospectus supplement, the accompanying prospectus or in any free writing prospectus we have prepared. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus supplement and the accompanying prospectus do not constitute an offer to sell, or a solicitation of an offer to purchase, the securities offered by this prospectus supplement and the accompanying prospectus in any jurisdiction in which it is unlawful to make such offer or solicitation.

You should not assume that the information contained in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein is accurate as of any date other than the date on the front cover of those documents. Our business, financial condition, results of operations and prospects may have changed since that date.

For investors outside the United States: Neither we nor the Selling Shareholders have done anything that would permit this offering or possession or distribution of this prospectus supplement and the accompanying prospectus in any jurisdiction where action for that purpose is required, other than in the United States. You are required to inform yourselves about and to observe any restrictions relating to this offering and the distribution of this prospectus supplement and the accompanying prospectus outside of the United States.

i

ABOUT THIS PROSPECTUS SUPPLEMENT

This document has two parts, a prospectus supplement and an accompanying prospectus dated April 21, 2015. This prospectus supplement and the accompanying prospectus are part of a registration statement on Form S-3 that we filed with the SEC utilizing a “shelf” registration process. Under this shelf registration process, the Selling Shareholders named in this prospectus supplement may, from time to time, offer and sell our common stock in one or more offerings or resales.

The accompanying prospectus provides you with a general description of our common stock, which the Selling Shareholders may offer pursuant to this prospectus supplement. This prospectus supplement, which describes certain matters relating to us and the specific terms of this offering of shares of our common stock, adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference herein. Any statement that we make in the accompanying prospectus will be deemed modified or superseded by any inconsistent statement made by us in this prospectus supplement.

The rules of the SEC allow us to incorporate by reference information into this prospectus supplement. This information incorporated by reference is considered to be a part of this prospectus supplement, and information that we file later with the SEC, to the extent incorporated by reference, will automatically update and supersede this information. See “Incorporation of Certain Information by Reference.” You should read both this prospectus supplement and the accompanying prospectus together with the additional information incorporated by reference herein and therein, including all documents described under the headings “Incorporation of Certain Information by Reference” and “Where You Can Find More Information” in this prospectus supplement before investing in our common stock.

As used in this prospectus supplement and the accompanying prospectus, unless the context requires otherwise, the terms “we,” “us,” “our,” “United” or the “Company” refer to United Community Banks, Inc. and its subsidiaries on a consolidated basis.

S-1

SUMMARY

The following summary highlights selected information contained elsewhere in this prospectus supplement and should be read together with the information contained in other parts of this prospectus supplement and the accompanying prospectus and does not contain all the information you will need to make your investment decision. You should read carefully this entire prospectus supplement, the accompanying prospectus, and the documents incorporated by reference in this prospectus supplement before making your investment decision.

The Company

We are the third largest bank holding company headquartered in Georgia. At September 30, 2017, United had total consolidated assets of $11.1 billion, total loans of $7.2 billion, total deposits of $9.13 billion and shareholders’ equity of $1.22 billion. These amounts do not take into account our acquisition of Four Oaks Fincorp, Inc. (“FOFN”), which closed on November 1, 2017, or our acquisition of NLFC Holdings Corp. (“NLFC”), which closed on February 1, 2018. United conducts substantially all of its operations through its wholly-owned Georgia bank subsidiary, United Community Bank (the “Bank”), which as of the date hereof, operated at 156 offices in Georgia, North Carolina, South Carolina and Tennessee.

Our community banks offer a full range of retail and corporate banking services, including checking, savings and time deposit accounts, secured and unsecured loans, wire transfers, brokerage and other financial services, and are led by local bank presidents and management with significant experience in, and ties to, their communities. Each of the local bank presidents has authority, alone or with other local officers, to make most credit decisions.

We also operate United Community Mortgage Services, a full-service retail mortgage lending operation approved as a seller/servicer for Fannie Mae and the Federal Home Mortgage Corporation, as a division of the Bank. The Bank owns an insurance agency, United Community Insurance Services, Inc., known as United Community Advisory Services. We also own a captive insurance subsidiary, United Community Risk Management Services, Inc., that provides risk management services for our subsidiaries. Another subsidiary of the Bank, United Community Payment Systems, LLC, provides payment processing services for the Bank’s commercial and small business customers. Additionally, we provide retail brokerage services through a third-party broker/dealer.

We were incorporated in 1987 as a Georgia corporation. Our principal executive offices are located at 125 Highway 515 East, Blairsville, Georgia 30512, and our telephone number is (706) 781-2265. Our website is https://www.ucbi.com. Information on our website is not incorporated into this prospectus supplement by reference and is not a part hereof.

For a complete description of our business, financial condition, results of operations and other important information, we refer you to our filings with the Securities and Exchange Commission (the “SEC”) that are incorporated by reference in this prospectus supplement, including our Annual Report on Form 10-K for the year ended December 31, 2016 and our Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2017, June 30, 2017 and September 30, 2017. See “Incorporation of Certain Information by Reference.” For instructions on how to find copies of these documents, see “Where You Can Find More Information.”

Recent Developments

Acquisition of NLFC Holdings Corp.

On February 1, 2018, we acquired NLFC, including its wholly-owned subsidiary, Navitas Credit Corp. (“Navitas”). Based in Ponte Vedra, Florida, Navitas is a nationwide provider of equipment finance products to small and medium-sized businesses. The transaction is consistent with our commitment to grow our specialty and commercial lending business, providing attractive risk-adjusted returns and enabling us to further expand our client offerings.

As of September 30, 2017, Navitas reported outstanding loans and leases totaling approximately $350 million in the aggregate comprised of a diversified group of business borrowers operating in multiple industries and geographic markets. At September 30, 2017, Navitas serviced over 17,000 finance contracts with a total original value of over $750 million for approximately 14,500 business customers.

Under the terms of the merger agreement, NLFC stockholders received aggregate merger consideration of $130,000,000, $84,500,000 of which was payable in cash and $45,500,000 of which was payable in shares of our common stock. As a result, we issued 1,443,987 shares of our common stock on the closing of the Acquisition. In connection therewith, we agreed to register for resale the shares of common stock issued on the closing of the Acquisition.

S-2

Acquisition of Four Oaks Fincorp, Inc. and Four Oaks Bank & Trust Company

On November 1, 2017, we completed our previously announced acquisition of FOFN and its wholly-owned bank subsidiary, Four Oaks Bank & Trust Company in exchange for the issuance of approximately 4,192,000 shares of our common stock to the FOFN shareholders. As of June 30, 2017, FOFN had total assets of $740 million, loans of $498 million, deposits of $560 million, total liabilities of $669 million. Four Oaks Bank & Trust Company, which operated 14 banking offices in the Raleigh, North Carolina metropolitan statistical area, will operate under the Four Oaks Bank & Trust Company brand until the system conversions are completed in the second quarter of 2018, at which time it will begin to operate as United Community Bank.

Under the terms of the merger agreement, FOFN shareholders received .6178 shares of United common stock and $1.90 for each share of FOFN common stock, or an aggregate of approximately $126 million based on United’s closing price of $27.42 on October 31, 2017.

Risk Factors

Investing in our common stock involves risks. You should carefully consider the information under “Risk Factors” beginning on page S-5 of this prospectus supplement and under “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2016, as well as all other information included or incorporated by reference in this prospectus supplement and the accompanying prospectus.

S-3

THE OFFERING

Issuer	United Community Banks, Inc.

Common stock offered by United	None.

Common stock offered by Selling Shareholders	1,443,987 shares.

Common stock outstanding after this offering	79,109,898 shares.

Use of proceeds	We will not receive any proceeds from the sale of our common stock by the Selling Shareholders. The Selling Shareholders will receive all of the net proceeds and bear all commissions and discounts, if any, from the sale of the shares of common stock under this prospectus supplement.

Nasdaq Trading Symbol	Our common stock is currently listed on the Nasdaq Global Select Market under the symbol “UCBI.”

Risk Factors	You should consider carefully the matters set forth under “Risk Factors” beginning on page S-5 of this prospectus supplement and other information included in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein for a discussion of factors you should carefully consider before deciding whether to invest in shares of our common stock.

The number of shares of our common stock to be outstanding after this offering is based on the number of our shares of common stock outstanding as of January 29, 2018, and excludes:

•	598,594.4199 shares issuable to participants in United’s Deferred Compensation Plan; and

•	629,601 shares reserved for issuance upon the exercise of outstanding options and vesting of restricted stock.

Throughout this prospectus supplement, when we refer to the shares of our common stock being registered on behalf of the Selling Shareholders, we are referring solely to the 1,443,987 shares that were issued to the Selling Shareholders named in this prospectus supplement in connection with the closing of the Acquisition. In addition, throughout this prospectus supplement, when we refer to the Selling Shareholders we are referring to the Selling Shareholders identified in this prospectus supplement and, as applicable, their permitted transferees or other successors-in-interest that may be identified in a future prospectus supplement.

S-4

RISK FACTORS

Investing in our common stock involves a high degree of risk. You should carefully review the risks and uncertainties listed below, together with the risk factors described in the sections entitled “Risk Factors” in the accompanying prospectus and in our most recent Annual Report on Form 10-K, as updated by any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K that we have filed or will file with the SEC and that are incorporated by reference into this prospectus supplement. The risks described in these documents are not the only ones we face, but those that we currently consider to be material. There may be other unknown or unpredictable economic, business, competitive, regulatory or other factors that could have material adverse effects on our future results. Past financial performance may not be a reliable indicator of future performance, and historical trends should not be used to anticipate results or trends in future periods. Please also read carefully the section below entitled “A Warning About Forward-Looking Statements.”

Risks Related to the Ownership of the Common Stock

We may issue additional securities that could result in dilution of your investment.

Our Board of Directors may determine from time to time that there is a need to obtain additional capital through the issuance of additional shares of the common stock or other securities. These issuances would likely dilute the ownership interests of our investors and may dilute the per share book value of the common stock.

Our Common Stock is equity and therefore is subordinate to our subsidiaries’ indebtedness and our preferred stock.

Our common stock is an equity interest and does not constitute indebtedness of United. Consequently, our common stock ranks junior to all current and future indebtedness of United and other non-equity claims against us with respect to assets available to satisfy claims against us, including in the event of our liquidation or dissolution. We may, and the Bank and our other subsidiaries may also, incur additional indebtedness from time to time and may increase our aggregate level of outstanding indebtedness.

Further, holders of our common stock are subject to the prior dividend and liquidation rights of any holders of our preferred stock that may be outstanding from time to time. Our Board of Directors is authorized to cause us to issue additional classes or series of preferred stock without any action on the part of our shareholders. If we issue preferred shares in the future that have a preference over our common stock with respect to the payment of dividends or distributions upon liquidation, or if we issue preferred shares with voting rights that dilute the voting power of our common stock, then the rights of holders of our common stock could be adversely affected. Further, the market price of our common stock could be adversely affected.

We rely on dividends we receive from our subsidiary and are subject to restrictions on our ability to declare or pay dividends.

As a bank holding company, our ability to pay dividends depends primarily on the receipt of dividends from our wholly-owned bank subsidiary, the Bank. Dividend payments from the Bank are subject to legal and regulatory limitations, generally based on retained earnings, imposed by bank regulatory agencies. The ability of the Bank to pay dividends is also subject to financial condition, regulatory capital requirements, capital expenditures and other cash flow requirements.

The market price of our common stock may be volatile and could decline after this offering.

Volatility in the market price of our common stock may prevent you from being able to sell your shares at or above the price you paid for your shares. The market price of our common stock may fluctuate significantly. The stock markets have experienced extreme volatility in recent years that has been unrelated to the operating performance of particular companies. These broad market fluctuations may adversely affect the market price of our common stock.

If securities or industry analysts do not publish research (or publish misleading or unfavorable research) about our business, our stock price and trading volume could decline.

The trading market for our common stock depends in part on the research and reports that securities or industry analysts publish about us or our business. If one or more of the analysts that covers our common stock downgrades our stock or publishes misleading or unfavorable research about our business, our stock price would likely decline. If one or more of the analysts ceases coverage of our common stock or fails to publish reports on us regularly, demand for our common stock could decrease, which could cause our common stock price or trading volume to decline.

S-5

An investment in the common stock is not an insured deposit.

The shares of common stock are not bank deposits and, therefore, are not insured against loss by the Federal Deposit Insurance Corporation (“FDIC”) or any other public or private entity. Investment in the common stock is inherently risky for the reasons described in this “Risk Factors” section and elsewhere in this prospectus supplement and the accompanying prospectus, including any documents incorporated herein by reference, and is subject to the same market forces that affect the capital stock in any company. As a result, if you acquire shares of the common stock, you may lose some or all of your investment.

S-6

A WARNING ABOUT FORWARD-LOOKING STATEMENTS

This prospectus supplement contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), about United and its subsidiaries. These forward-looking statements are intended to be covered by the safe harbor for forward-looking statements provided by the Private Securities Litigation Reform Act of 1995. Forward-looking statements are not statements of historical fact, and can be identified by the use of forward-looking terminology such as “believes,” “expects,” “may,” “will,” “could,” “should,” “projects,” “plans,” “goal,” “targets,” “potential,” “estimates,” “pro forma,” “seeks,” “intends,” or “anticipates,” the negative thereof or comparable terminology. Forward-looking statements include discussions of strategy, financial projections, guidance and estimates (including their underlying assumptions), statements regarding plans, objectives, expectations or consequences of various transactions or events, and statements about the future performance, operations, products and services of United and its subsidiaries. We caution our investors and other readers not to place undue reliance on such statements.

Our businesses and operations are and will be subject to a variety of risks, uncertainties and other factors. Consequently, actual results and experience may materially differ from those contained in any forward-looking statements. Such risks, uncertainties and other factors that could cause actual results and experiences to differ from those contemplated include, but are not limited to, the risk factors set forth in this prospectus supplement or our Annual Report on Form 10-K for the year ended December 31, 2016, as well as the following factors:

•	the condition of the general business and economic environment;

•	the results of our internal credit stress tests may not accurately predict the impact on our financial condition if the economy were to deteriorate;

•	our ability to maintain profitability;

•	our ability to fully realize the balance of our net deferred tax asset, including net operating loss carryforwards;

•	the impact of lower federal income tax rates on the carrying amount of our deferred tax asset;

•	a requirement to increase the valuation allowance on our net deferred tax asset in future periods;

•	the condition of the banking system and financial markets;

•	our ability to raise capital;

•	our ability to maintain liquidity or access other sources of funding;

•	changes in the cost and availability of funding;

•	the success of the local economies in which we operate;

•	our lack of geographical diversification;

•	our concentrations of residential and commercial construction and development loans and commercial real estate loans are subject to unique risks that could adversely affect our earnings;

•	changes in prevailing interest rates may negatively affect our net income and the value of our assets and other interest rate risks;

•	our accounting and reporting policies;

•	if our allowance for loan losses is not sufficient to cover actual loan losses;

•	losses due to fraudulent and negligent conduct of our loan customers, third party service providers or employees;

•	risks related to our communications and information systems, including risks with respect to cybersecurity breaches;

•	our reliance on third parties to provide key components of our business infrastructure and services required to operate our business;

•	competition from financial institutions and other financial service providers;

•	risks with respect to our ability to successfully expand and complete acquisitions and integrate businesses and operations that are acquired;

•	deteriorating conditions in the stock market, the public debt market and other capital markets;

•	the impact of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 and related regulations;

•	changes in laws and regulations or failures to comply with such laws and regulations;

•	changes in regulatory capital and other requirements;

•	the costs and effects of litigation, examinations, investigations, or similar matters, or adverse facts and developments related thereto;

•	possible regulatory or judicial proceedings, board resolutions, informal memorandums of understanding or formal enforcement actions imposed by regulators;

•	changes in tax laws, regulations and interpretations or challenges to our income tax provision; and

•	our ability to maintain effective internal controls over financial reporting and disclosure controls and procedures.

Additional information with respect to factors that may cause actual results to differ materially from those contemplated by such forward-looking statements may also be included in other reports that United files with the SEC. We caution that the foregoing list of factors is not exclusive, and that you should not place undue reliance on forward-looking statements. We do not intend to update any forward-looking statement, whether written or oral, relating to the matters discussed in this prospectus supplement except where required by law.

S-7

USE OF PROCEEDS

We will not receive any proceeds from the sale of the shares by the Selling Shareholders. The Selling Shareholders will receive all of the net proceeds and bear all commissions and discounts, if any, from the sale of the shares under this prospectus supplement.

SELLING SHAREHOLDERS

This prospectus supplement relates to the offer and sale from time to time by the holders of up to 1,443,987 shares of our common stock. The 1,443,987 shares were issued to the Selling Shareholders in connection with the closing of the Acquisition pursuant to the Agreement and Plan of Merger (the “Merger Agreement”), dated January 8, 2018, by and among us, the Bank, Symph Acquisition Corp., a wholly-owned subsidiary of the Bank (“Merger Sub”), NLFC and Shareholder Representative Services LLC, solely in its capacity as Stockholder Representative, pursuant to which Merger Sub was merged with and into NLFC.

The following table provides the names and number of shares of our common stock beneficially owned by each Selling Shareholder as a result of our acquisition of NLFC and the number of shares of such common stock beneficially owned by each Selling Shareholder upon completion of the offering or offerings pursuant to this prospectus supplement, assuming each Selling Shareholder offers and sells all of its or his or her respective shares listed below. Selling Shareholders may, however, offer and sell all, some or none of their shares listed below. Under some circumstances, the respective donees, pledgees and transferees or other successors in interest of the Selling Shareholders may also sell the shares listed below as being held by the Selling Shareholders.

Beneficial ownership is determined in accordance with the rules of the SEC, and includes voting or investment power with respect to the common stock. Unless otherwise indicated below, to our knowledge, all persons named in the tables below have sole voting and investment power with respect to their securities, except to the extent authority is shared by spouses under applicable law. The inclusion of any securities in these tables does not constitute an admission of beneficial ownership by the person named below.

S-8

The information in the table below is current as of the date of this prospectus supplement. The percentage ownership is based on 77,665,911 shares of common stock issued and outstanding as of January 29, 2018.

		Shares Beneficially Owned Prior to Offering		Number of Shares	Shares Beneficially Owned After Offering
Selling Shareholder	Position with Navitas	Number	Percent	Being Offered	Number	Percent
Barnhill, Paula	Business Intelligence Architect	201	*	201	0	0.0%
Bass, Ryan	Accounting Operations Manager	549	*	549	0	0.0%
Blue Mountain Credit Alternatives Master Fund L.P.(1)	N/A	440,614	*	440,614	0	0.0%
BlueMountain Foinaven Master Fund L.P.(2)	N/A	79,726	*	79,726	0	0.0%
BlueMountain Logan Opportunities Master Fund L.P.(3)	N/A	46,180	*	46,180	0	0.0%
BlueMountain Montenvers Master Fund SCA SICAV-SIF(4)	N/A	131,022	*	131,022	0	0.0%
Bruman, Michael	Chief Credit Officer	26,475	*	26,475	0	0.0%
C&B Capital II, L.P.(5)	N/A	35,407	*	35,407	0	0.0%
C&B Capital II (PF), L.P.(6)	N/A	29,060	*	29,060	0	0.0%
Chandler, Kevin	Vice President	931	*	931	0	0.0%
DeGroat, Michael	Salesperson	2,281	*	2,281	0	0.0%
Dillingham, John	Director of Credit	1,115	*	1,115	0	0.0%
Forsyth, John	Part-time employee	8,954	*	8,954	0	0.0%
Furfari, Dan	Vice President	6,402	*	6,402	0	0.0%
Galloway, Dwight	Senior Advisor	5,896	*	5,896	0	0.0%
Gilbert, Marcel	Vice President of Information Technology	5,109	*	5,109	0	0.0%
Hartman, Larry	Director	5,802	*	5,802	0	0.0%
Ilavsky, Christine	N/A	1,382	*	1,382	0	0.0%
Jones, Debra	Senior Vice President	5,830	*	5,830	0	0.0%
King, Mark	Vice President	804	*	804	0	0.0%
Leinmiller, Liz	Employee	201	*	201	0	0.0%
Lunsford Capital, LLC(7)	N/A	19,341	*	19,341	0	0.0%
Madonna, G. Thomas	Employee	6,845	*	6,845	0	0.0%
Maerz, Erich	Salesperson	2,281	*	2,281	0	0.0%
Martinez, Joe	Senior Developer	931	*	931	0	0.0%
Mazzie, Stephanie	Staff Accountant	101	*	101	0	0.0%
McClurkin, Phil	Employee	339	*	339	0	0.0%
McConnell, Tim	Collections/Recovery Manager	511	*	511	0	0.0%
McEvoy, Mark	Vice President, Healthcare	931	*	931	0	0.0%
McGeehee, Chris	Director of Credit - SC	239	*	239	0	0.0%
Noel, James	N/A	239	*	239	0	0.0%
Noro-Moseley Partners VI, L.P.(8)	N/A	303,002	*	303,002	0	0.0%
Offner, Jim	Director of Business Development	339	*	339	0	0.0%
Paris, John	Controller	8,842	*	8,842	0	0.0%
Pfaltzgraff, Richard	Senior Vice President and Chief Financial Officer	47,222	*	47,222	0	0.0%
Rovner, Scott	N/A	14,024	*	14,024	0	0.0%
Rubin, Dean	N/A	3,293	*	3,293	0	0.0%
Sanders, Kenneth	Chief Marketing Officer	5,100	*	5,100	0	0.0%
Shivers, Gary(9)	President and Chief Executive Officer	189,639	*	189,639	0	0.0%
Shivers, Laura(10)	N/A	168,267	*	168,267	0	0.0%
Sica, Mike	N/A	31	*	31	0	0.0%
Stolberg, Dean	Vice President of National Accounts	6,017	*	6,017	0	0.0%
Toor, Inder	Accounting Manager	101	*	101	0	0.0%
Turner, Earl	Salesperson	339	*	339	0	0.0%
Vaca, Rene	Branch Manager	339	*	339	0	0.0%

*Represents less than 1% of the shares of common stock issued and outstanding as of January 29, 2018.

S-9

(1)	BlueMountain Capital Management, LLC (“BlueMountain”) is the investment manager of Blue Mountain Credit Alternatives Master Fund L.P. (“Blue Mountain Credit”) and may be deemed to have shared voting power and/or shared investment power with respect to the shares held by Blue Mountain Credit. The executive partners of BlueMountain, which are Andrew Feldstein, Stephen Siderow and Michael Liberman, may also be deemed to have shared voting power and/or shared investment power over the shares described herein. Each of the foregoing entities and persons disclaims beneficial ownership of the shares described herein other than Blue Mountain Credit to the extent of its direct holdings. The mailing address of each of the entities and persons identified in this paragraph is c/o BlueMountain Capital Management, LLC, 280 Park Ave., 12th Floor, New York, New York 10017.

(2)	BlueMountain is the investment manager of BlueMountain Foinaven Master Fund L.P. (“BlueMountain Foinaven”) and may be deemed to have shared voting power and/or shared investment power with respect to the shares held by BlueMountain Foinaven. The executive partners of BlueMountain, which are Andrew Feldstein, Stephen Siderow and Michael Liberman, may also be deemed to have shared voting power and/or shared investment power over the shares described herein. Each of the foregoing entities and persons disclaims beneficial ownership of the shares described herein other than BlueMountain Foinaven to the extent of its direct holdings. The mailing address of each of the entities and persons identified in this paragraph is c/o BlueMountain Capital Management, LLC, 280 Park Ave., 12th Floor, New York, New York 10017.

(3)	BlueMountain is the investment manager of BlueMountain Logan Opportunities Master Fund L.P. (“BlueMountain Logan”) and may be deemed to have shared voting power and/or shared investment power with respect to the shares held by BlueMountain Logan. The executive partners of BlueMountain, which are Andrew Feldstein, Stephen Siderow and Michael Liberman, may also be deemed to have shared voting power and/or shared investment power over the shares described herein. Each of the foregoing entities and persons disclaims beneficial ownership of the shares described herein other than BlueMountain Logan to the extent of its direct holdings. The mailing address of each of the entities and persons identified in this paragraph is c/o BlueMountain Capital Management, LLC, 280 Park Ave., 12th Floor, New York, New York 10017.

(4)	BlueMountain is the investment manager of BlueMountain Montenvers Master Fund SCA SICAV-SIF (“BlueMountain Montenvers”) and may be deemed to have shared voting power and/or shared investment power with respect to the shares held by BlueMountain Montenvers. The executive partners of BlueMountain, which are Andrew Feldstein, Stephen Siderow and Michael Liberman, may also be deemed to have shared voting power and/or shared investment power over the shares described herein. Each of the foregoing entities and persons disclaims beneficial ownership of the shares described herein other than BlueMountain Montenvers to the extent of its direct holdings. The mailing address of each of the entities and persons identified in this paragraph is c/o BlueMountain Capital Management, LLC, 280 Park Ave., 12th Floor, New York, New York 10017.

(5)	C&B Capital II GP, LLC (“C&B Capital II GP”) is the general partner of C&B Capital II, L.P. (“C&B Capital II”). Croft & Bender L.P. is the manager of C&B Capital II. Ed Croft, Ted Bender, Ronnie Goldman, Bo Briggs, and Steve Tye, the managers of C&B Capital II GP, make investment and voting decisions with respect to the shares held by CB Capital II.

(6)	C&B Capital II GP is the general partner of C&B Capital II (PF), L.P. (“C&B Capital II (PF)”). Croft & Bender L.P. is the manager of C&B Capital II (PF). Ed Croft, Ted Bender, Ronnie Goldman, Bo Briggs, and Steve Tye, the managers of C&B Capital II GP, make investment and voting decisions with respect to the shares held by CB Capital II.

(7)	William Lunsford, as the Chairman of Lunsford Capital, LLC (“Lunsford Capital”), makes investment and voting decisions with respect to the shares held by Lunsford Capital.

(8)	Moseley & Company VI, LLC (“Moseley & Company VI”) is the manager of Noro-Moseley Partners VI, L.P. (“Noro-Moseley Partners”). Allen S. Moseley and William L. Hudson, as managers of Moseley & Company VI, make investment and voting decisions with respect to the shares held by Noro-Moseley Partners.

(9)	Includes (i) 21,372 shares owned of record by Mr. Shivers, and (ii) 168,267 shares held by Mr. Shivers as one of two Trustees (with Mrs. Shivers) of The Shivers Trust u/a/d December 14, 2012, with shared voting and investment power, with respect to the shares held by The Shivers Trust u/a/d December 14, 2012.

(10)	Includes 168,267 shares held by Mrs. Shivers as one of two Trustees (with Mr. Shivers) of The Shivers Trust u/a/d December 14, 2012, with shared voting and investment power, with respect to the shares held by The Shivers Trust u/a/d December 14, 2012.

S-10

PLAN OF DISTRIBUTION

The Selling Shareholders and any of their pledges, assignees and successors-in-interest may, from time to time, sell any or all of their securities offered hereby on any stock exchange, market, or trading facility on which the securities are traded or in private transactions, subject to applicable law. These sales may be public or private at prices prevailing in such market, fixed prices, or prices negotiated at the time of sale. The securities may be sold by the Selling Shareholders directly to one or more purchasers, through agents designated from time to time, or to or through broker-dealers designated from time to time. In the event the securities are publicly offered through broker-dealers or agents, the Selling Shareholders may enter into agreements with respect thereto. The Selling Shareholders may, subject to applicable law, also use any one or more of the following methods when selling the securities offered hereby:

•	ordinary brokerage transactions in which the broker-dealer solicits purchasers;

•	block trades (which may involve crosses) in which the broker-dealer will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	sales “at the market” to or through a market maker or into an existing trading market, on an exchange or otherwise, for such shares;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	private negotiated transactions;

•	short sales;

•	sales by broker-dealers of a specified number of such securities at a stipulated price per share;

•	a combination of any such methods of sale; or

•	any other method permitted pursuant to applicable law.

The Selling Shareholders may also sell the securities offered hereby under Rule 144 under the Securities Act of 1933, as amended, if available, rather than under this prospectus supplement. Broker-dealers engaged by the Selling Shareholders may arrange for other broker-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Selling Shareholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated.

The Selling Shareholders may from time to time pledge or grant a security interest in some or all of the securities offered hereby and owned by them and, if they default in the performance of their secured obligations, the pledges or secured parties may offer and sell the securities offered hereby from time to time under this prospectus supplement, or an amendment to this prospectus supplement, amending the list of Selling Shareholders to include the pledgee, transferee or other successors in interests as Selling Shareholders under this prospectus supplement.

The Selling Shareholders may also transfer the securities offered hereby in other circumstances, in which case the transferees, pledges, or other successors in interest will be the selling beneficial owners for purposes of this prospectus supplement. The Selling Shareholders and the broker-dealers or agents that participate in the distribution of the securities may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any discounts and any commissions received by such broker-dealers or agents and any profit on the sale of such securities purchased by them and any discounts or commissions might be deemed to be underwriting discounts or commissions under the Securities Act. Any such broker-dealers and agents may engage in transactions with, and perform services for, us. At the time a particular offer of the securities offered hereby is made by the Selling Shareholders, to the extent required, a prospectus supplement will be distributed which will set forth the aggregate amount of securities being offered and the terms of the offering, including the public offering price thereof, any delayed delivery arrangements, any securities exchange on which the securities may be listed, the name or names of any broker-dealers or agents, and any discounts, commissions and other items constituting compensation from, and the resulting net proceeds to, the Selling Shareholders.

The shares of common stock will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the shares of common stock covered hereby may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and complied with.

S-11

In order to comply with the securities laws of certain states, sales of securities offered hereby to the public in such states may be made only through broker-dealers who are registered or licensed in such states. Sales of securities offered hereby must also be made by the Selling Shareholders in compliance with other applicable state securities laws and regulations. We are required to pay all fees and expenses incident to the registration of the securities; provided, that the Selling Shareholders are required, severally and not jointly, to pay all underwriting fees and discounts, selling commissions, brokerage fees, and stock transfer taxes applicable to securities sold by such Selling Shareholders hereby.

There can be no assurance that any Selling Shareholder will sell any or all of the shares of common stock we registered on behalf of the Selling Shareholders pursuant to the registration statement of which this prospectus supplement forms a part. Once sold under the registration statement of which this prospectus supplement forms a part, the shares of common stock will be freely tradable in the hands of persons other than our affiliates.

PRICE RANGE OF COMMON STOCK

Our common stock is listed on the Nasdaq Global Select Market under the ticker symbol “UCBI.”

On February 1, 2018, the last quoted price per share of our common stock on the Nasdaq Global Select Market was $31.87. As of February 1, 2018, there were approximately 7,869 record holders of our common stock.

The following table sets forth the high and low sales price per share of our common stock as reported on the Nasdaq Global Select Market:

	High Sales Price	Low Sales Price
2018
First Quarter (through February 1, 2018)	$32.71	$27.76
2017
Fourth Quarter	$29.60	$25.76
Third Quarter	$29.02	$24.47
Second Quarter	$28.57	$25.39
First Quarter	$30.47	$25.29
2016
Fourth Quarter	$30.22	$20.26
Third Quarter	$21.13	$17.42
Second Quarter	$20.60	$17.07
First Quarter	$19.27	$15.74

DIVIDEND POLICY

United is a legal entity separate and distinct from the Bank. Most of the revenue of United results from dividends paid to it by the Bank. There are statutory and regulatory requirements applicable to the payment of dividends by the Bank, as well as by United to its shareholders.

Under the regulations of the Georgia Department of Banking and Finance (the “DBF”), a state bank with an accumulated deficit (negative retained earnings) may declare dividends (reduction in capital) by first obtaining the written permission of the DBF and FDIC.  If a state bank has positive retained earnings, it may declare a dividend without DBF approval if it meets all the following requirements:

•	total classified assets as of the most recent examination of the bank do not exceed 80% of equity capital (as defined by regulation);

•	the aggregate amount of dividends declared or anticipated to be declared in the calendar year does not exceed 50% of the net profits after taxes but before dividends for the previous calendar year; and

•	the ratio of equity capital to adjusted assets is not less than 6%.

The payment of dividends by United and the Bank may also be affected or limited by other factors, such as the requirement to maintain adequate capital above regulatory guidelines. In addition, if, in the opinion of the applicable regulatory authority, a bank under its jurisdiction is engaged in or is about to engage in an unsafe or unsound practice (which, depending upon the financial condition of the bank, could include the payment of dividends), such authority may require, after notice and hearing, that such bank cease and desist from such practice. The FDIC has issued a policy statement providing that insured banks should generally only pay dividends out of current operating earnings. In addition to the formal statutes and regulations, regulatory authorities consider the adequacy of the Bank’s total capital in relation to its assets, deposits and other such items. Capital adequacy considerations could further limit the availability of dividends from the Bank.

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Under the Comprehensive Capital Analysis and Review (“CCAR”) Rules, bank holding companies with $50 billion or more of total assets are required to submit annual capital plans to the Board of Governors of the Federal Reserve (the “Federal Reserve”) and generally may pay dividends and repurchase stock only under a capital plan as to which the Federal Reserve has not objected. The CCAR rules will not apply to United for so long as our total consolidated assets remain below $50 billion. However, it is anticipated that United’s capital ratios will be important factors considered by the Federal Reserve in evaluating whether proposed payments of dividends or stock repurchases may be an unsafe or unsound practice.

Due to its accumulated deficit, the Bank must receive pre-approval from the DBF and FDIC to pay cash dividends (reduction in capital) to United in 2018. In 2017, 2016 and 2015, the Bank paid a cash dividend of $103.2, $41.5 million and $77.5 million, respectively, to United as approved the DBF and FDIC. The dividends were paid out of capital surplus rather than the accumulated deficit. United declared cash dividends on its common stock in 2017, 2016 and 2015 of 38 cents, 30 cents and 22 cents, respectively.

S-13

DESCRIPTION OF CAPITAL STOCK

The authorized capital stock of United currently consists of 150,000,000 shares of common stock, $1.00 par value per share, 26,000,000 shares of non-voting common stock, $1.00 par value per share, and 10,000,000 shares of preferred stock, $1.00 par value per share.

Common Stock

All voting rights are vested in the holders of the common stock. Each holder of common stock is entitled to one vote per share on any issue requiring a vote at any meeting. The shares do not have cumulative voting rights. Upon liquidation, holders of United’s common stock, together with holders of United’s non-voting common stock, junior preferred stock, junior participating preferred stock and Series E preferred stock, will be entitled to receive on a pro rata basis, after payment or provision for payment of all United’s debts and liabilities, and after all distributions payments are made to holders of United’s Series A preferred stock, Series B preferred stock, Series C preferred stock, Series D preferred stock and Series H preferred stock, all of United’s assets available for distribution, in cash or in kind.

Subject to the rights of holders of United’s Series A preferred stock, Series B preferred stock, Series C preferred stock, Series D preferred stock and Series H preferred stock to receive dividends, all shares of United’s common stock, together with all shares of United’s non-voting common stock, junior preferred stock and Series E preferred stock, are entitled to share equally in any dividends that United’s board of directors may declare on its common stock, non-voting common stock, junior preferred stock and Series E preferred stock from sources legally available for distribution.

The outstanding shares of United’s common stock are duly authorized, validly issued, fully paid, and nonassessable.

As of January 29, 2018, 77,665,911 shares of common stock were issued and outstanding, exclusive of 598,594.4199 shares issuable to participants in United’s Deferred Compensation Plan and 629,601 shares reserved for issuance upon the exercise of outstanding options and vesting of restricted stock.

Non-Voting Common Stock

United’s authorized non-voting common stock consists of 26,000,000 shares. As of January 29, 2018, no shares of non-voting common stock were issued and outstanding.

Preferred Stock

United is authorized to issue 10,000,000 shares of preferred stock, issuable in specified series and having specified voting, dividend, conversion, liquidation, and other rights and preferences as United’s board of directors may determine. As of January 29, 2018, no shares of preferred stock were issued and outstanding.

Trust Preferred Securities

United has five wholly-owned statutory trusts, which have issued guaranteed preferred interests in United’s junior subordinated deferrable interest debentures. The debentures represent the sole asset of each of the trusts. These debentures qualify as Tier I capital under Federal Reserve guidelines. All of the common securities of the trusts are owned by United. United has entered into contractual arrangements which, taken collectively, fully and unconditionally, guarantee payment of: (1) accrued and unpaid distributions required to be paid on the securities; (2) the redemption price with respect to any securities called for redemption by the respective trust; and (3) payments due upon a voluntary or involuntary dissolution, winding up or liquidation of the respective trust. The following is a description of each trust preferred security.

In September 2006, United acquired Southern Bancorp, Inc. (“SBC”) and its wholly-owned Delaware statutory trust, Southern Bancorp Capital Trust I (“SBC Trust”), which issued $4.25 million of floating rate capital securities of SBC Trust and $132,000 in floating rate common securities to SBC. The proceeds from the issuance of the securities were used by SBC Trust to purchase $4.382 million of junior subordinated debentures of SBC that bear interest at a rate, reset quarterly, equal to the prime rate plus 1%. The securities accrue and pay distributions quarterly at the then applicable interest rate. The securities mature on March 31, 2034 unless the maturity date is accelerated pursuant to the indenture after March 31, 2009. United has the right to redeem the debentures purchased by SBC Trust: (1) in whole or in part, on or after March 31, 2009 at par, and (2) in whole (but not in part), at any time, within 90 days following the occurrence and during the continuation of a tax event, an investment company event or a capital treatment event at par. As specified in the debenture, if the debentures are redeemed prior to maturity, the redemption price will include any accrued but unpaid interest.

S-14

In October 2008, United formed a wholly-owned Delaware statutory business trust, United Community Statutory Trust III (“United Statutory Trust III”), which issued $1.238 million of trust preferred securities. The proceeds from the sale of the trust preferred securities were used by United Statutory Trust III to purchase $1.238 million in aggregate principal amount of United’s variable rate junior subordinate debentures, which bear interest at a variable rate equal to prime plus 3%. The securities accrue and pay distributions at a variable rate equal to the prime rate plus 3% per annum of the stated liquidation value of $1,000 per capital security. The securities are mandatorily redeemable upon maturity of the debentures on October 31, 2038, or upon earlier redemption as provided in the indenture. United has the right to redeem the debentures purchased by United Statutory Trust III (i) on or after October 31, 2013 or (ii) at any time upon certain events, such as change in the regulatory capital treatment of the trust preferred securities, United Statutory Trust III being deemed an investment company or the occurrence of certain adverse tax events.

In July 2016, United acquired Tidelands Bancshares, Inc. (“Tidelands”) and its wholly-owned Delaware statutory trusts, Tidelands Statutory Trust I (“Tidelands Trust I”) and Tidelands Statutory Trust II (“Tidelands Trust II”). Tidelands Trust I issued $8.0 million of trust preferred securities and $248,000 of common securities. The proceeds from the sale of the securities were used by Tidelands Trust I to purchase $8.248 million in aggregate principal amount of Tidelands’ floating rate junior subordinated notes, which bear interest at a variable rate equal to the three-month LIBOR plus 1.38% per annum of the stated liquidation value of $1,000 per capital security. The securities are mandatorily redeemable upon maturity of the debentures on March 30, 2036, or upon earlier redemption as provided in the indenture. United has the right to redeem the debentures purchased by Tidelands Trust I (i) on or after March 30, 2011, or (ii) at any time upon certain events, such as change in the regulatory capital treatment of the trust preferred securities, Tidelands Trust I being deemed an investment company or the occurrence of certain adverse tax events.

Tidelands Trust II issued $6.0 million of trust preferred securities and $186,000 of common securities. The proceeds from the sale of the securities were used by Tidelands Trust II to purchase $6.186 million in aggregate principal amount of Tidelands’ floating rate junior subordinated notes, which bear interest at a variable rate equal to the three-month LIBOR plus 5.075% per annum of the state liquidation value of $1,000 per capital security. The securities are mandatorily redeemable upon maturity of the debentures on June 30, 2038, or upon earlier redemption as provided in the indenture. United has the right to redeem the debentures purchased by Tidelands Trust II (i) on or after June 30, 2013, or (ii) at any time upon certain events, such as change in the regulatory capital treatment of the trust preferred securities, Tidelands Trust II being deemed an investment company or the occurrence of certain adverse tax events.

In November 2017, United acquired FOFN and its wholly-owned Delaware statutory trust, Four Oaks Statutory Trust I (“FOFN Trust I”). FOFN Trust I issued $12.4 million of trust preferred securities. FOFN Trust I invested the net proceeds from the sale of the trust preferred securities in junior subordinated deferrable interest debentures issued by FOFN. The trust preferred securities pay cumulative cash distributions quarterly at an annual rate, reset quarterly, equal to three month LIBOR plus 1.35%. The trust preferred securities are redeemable on June 15, 2011 or afterwards in whole or in part, on any June 15, September 15, December 15 or March 15. Redemption is mandatory by June 15, 2036.

Transfer Agent and Registrar

The transfer agent and registrar for United’s common stock and the debentures is Continental Stock Transfer & Trust Company.

S-15

LEGAL MATTERS

The validity of the shares of our common stock offered hereby has been passed upon for us by Troutman Sanders LLP, Atlanta, Georgia.

EXPERTS

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus supplement by reference to the Annual Report on Form 10-K for the year ended December 31, 2016 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the information requirements of the Exchange Act, which means that we are required to file annual, quarterly and current reports, proxy statement, and other information, all of which are available to the public on the Internet site maintained by the SEC at http://www.sec.gov. You may also read and copy any materials that we file with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.

We have filed a registration statement on Form S-3 to register the securities to be issued under this prospectus supplement and the accompanying prospectus. As allowed by SEC rules, this prospectus supplement and the accompanying prospectus do not contain all of the information you can find in the registration statement or the exhibits to the registration statement. You may obtain a copy of the registration statement from the SEC at the address listed above or from the SEC’s website.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus supplement and the accompanying prospectus the information that we file with the SEC, which means that we can disclose important information to you by referring you to other documents. The information incorporated by reference is an important part of this prospectus supplement and the accompanying prospectus. We incorporate by reference the following documents:

●	our Annual Report on Form 10-K for the year ended December 31, 2016;

●	our Proxy Statement for the 2017 Annual Meeting of our shareholders;

●	our Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2017, June 30, 2017 and September 30, 2017; and

●	our Current Reports on Form 8-K filed on April 21, 2017, April 26, 2017, May 15, 2017, June 27, 2017, July 26, 2017, August 1, 2017, August 17, 2017, October 25, 2017, November 1, 2017, November 6, 2017, December 29, 2017, January 9, 2018, January 16, 2018 and January 23, 2018 (in each case, except to the extent “furnished” but not filed).

In addition, all documents we subsequently file pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus supplement until the offering of the shares of common stock covered by this prospectus supplement terminates (except to the extent that any information contained in such filings is deemed “furnished” in accordance with SEC rules (unless otherwise indicated therein)) will be deemed to be incorporated by reference in this prospectus supplement and the accompanying prospectus and to be a part of this prospectus supplement and the accompanying prospectus from the date of the filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference into this prospectus supplement or the accompanying prospectus will be deemed to be modified or superseded for purposes of this prospectus supplement and the accompanying prospectus to the extent that a statement contained in any subsequently filed document that is or deemed to be incorporated by reference herein or therein modifies or supersedes such prior statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement and the accompanying prospectus.

Documents incorporated by reference are available from United without charge, excluding all exhibits, unless an exhibit has been specifically incorporated by reference in this prospectus supplement or the accompanying prospectus. You may obtain documents incorporated by reference in this prospectus supplement or accompanying prospectus by requesting them in writing or by telephone from Jane Keith, Investor Relations, United Community Banks, Inc., at 125 Highway 515 East, Blairsville, Georgia 30512, telephone number (706) 781-2265.

We maintain a website at http://www.ucbi.com where the incorporated documents listed above can be accessed. Neither our website nor the information on our website is included or incorporated in, or is a part of, this prospectus supplement.

S-16

1,443,987 Shares of Common Stock

PROSPECTUS SUPPLEMENT

PROSPECTUS

$300,000,000

The following are the types of securities that we may offer and sell from time to time:

•	shares of common stock, $1.00 par value per share;

•	shares of preferred stock, $1.00 par value per share, in one or more series, which may be convertible into or exchangeable for common stock or debt securities;

•	debt securities, which may be senior or subordinated and may be convertible into or exchangeable for common stock or preferred stock;

•	warrants to purchase our common stock or preferred stock; and

•	any combination of the foregoing securities.

This prospectus provides you with a general description of the securities we may offer.

Our common stock is listed on the Nasdaq Global Select Market under the symbol “UCBI”. The aggregate initial offering price of the securities that we offer will not exceed $300,000,000. We will offer the securities in amounts, at prices and on terms to be determined by market conditions at the time of our offering. The specific terms for each security will be included in a prospectus supplement which will contain information on the offering terms, the initial public offering price, and the net proceeds we will receive from securities sales.

For more detail, see “Description of Common Stock,” “Description of Preferred Stock,” “Description of Debt Securities” and “Description of Warrants.”

Investing in our securities involves a high degree of risk. We urge you to carefully read the sections entitled “Risk Factors” beginning on page 3 and in our most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission, which is incorporated herein by reference, before you decide to invest in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense. An investment in securities of United Community Banks, Inc. is not insured by the Federal Deposit Insurance Corporation or any other government agency.

We may sell securities directly to you, through agents we select, or through underwriters and dealers we select. If we use agents, underwriters or dealers to sell the securities, we will name them and describe their compensation in a prospectus supplement. Our net proceeds from securities sales will be the initial public offering price minus any applicable underwriter’s discount, agent’s commission, and other offering expenses.

The date of this prospectus is April 21, 2015.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that United Community Banks, Inc. filed with the Securities and Exchange Commission (the “SEC”) using a shelf registration process. Under this shelf registration process, we may, from time to time, sell any combination of the securities described in this prospectus in one or more offerings up to a total dollar amount of  $300,000,000. We may sell:

•	shares of common stock, $1.00 par value per share;

•	shares of preferred stock, $1.00 par value per share, in one or more series, which may be convertible into or exchangeable for common stock or debt securities;

•	debt securities, which may be senior or subordinated and may be convertible into or exchangeable for common stock or preferred stock;

•	warrants to purchase our common stock or preferred stock; and

•	any combination of the foregoing securities.

To understand the terms of the securities issuable under this prospectus, you should carefully read this prospectus and any applicable prospectus supplement or free writing prospectus we may authorize to be delivered to you. This prospectus provides you with a general description of the common stock, preferred stock, debt securities and warrants. Each time we sell common stock, preferred stock, debt securities or warrants, we will provide an applicable prospectus supplement that will contain specific information about the terms of that offering. That prospectus supplement may include a discussion of any risk factors or other special considerations that apply to those securities. The applicable prospectus supplement may also add, update or change information in this prospectus.

You should rely only on the information contained or incorporated by reference in this prospectus or in any prospectus supplement or free writing prospectus we may authorize to be delivered to you. We have not authorized anyone to provide you with information that is different from such information. If anyone provides you with different or inconsistent information, you should not rely on it. We are offering to sell Securities only in jurisdictions where offers and sales are permitted. The information contained in this prospectus, or any prospectus supplement or any free writing prospectus, is accurate only as of the date on its cover page regardless of the time of delivery or any sale of the Securities. In case there are differences or inconsistencies between this prospectus and the information incorporated by reference, you should rely on the information in the document with the latest date.

We are issuing the securities only in jurisdictions where such issuances are permitted. The distribution of this prospectus and the issuance of the securities in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the issuance of the securities and the distribution of this prospectus outside the United States. This prospectus does not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, the securities offered by this prospectus by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

It is important for you to read and consider all of the information contained in this prospectus in making your investment decision. To understand the offering fully and for a more complete description of the offering you should read this entire document carefully, including particularly the “Risk Factors” section beginning on page 3. You also should read and consider the information in the documents to which we have referred you in the sections entitled “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.”

As used in this prospectus, unless the context requires otherwise, the terms “we,” “us,” “our,” “United” or “the Company” refer to United Community Banks, Inc. and its subsidiaries on a consolidated basis.

1

BUSINESS

You should read carefully this entire prospectus and the documents incorporated by reference in this prospectus before making your investment decisions. This prospectus provides you with a general description of United, the securities issuable under this prospectus and the offering. The registration statement containing this prospectus, including exhibits to the registration statement, provides additional information about us and the securities.

We are the third largest bank holding company headquartered in Georgia. At December 31, 2014, we had total consolidated assets of  $7.57 billion, total loans of  $4.67 billion, total deposits of  $6.33 billion and shareholders’ equity of  $740 million. We conduct substantially all of our operations through our wholly-owned Georgia bank subsidiary, United Community Bank (the “Bank”), which as of December 31, 2014, operated at 103 locations throughout north Georgia, the Atlanta-Sandy Springs-Roswell, Georgia metropolitan statistical area, the Gainesville, Georgia metropolitan statistical area, coastal Georgia, western North Carolina, east and central Tennessee and the Greenville-Anderson-Mauldin, South Carolina metropolitan statistical area. In 2012, we expanded into Greenville, South Carolina by opening a loan production office which has subsequently been converted to a full-service bank. Our community banks offer a full range of retail and corporate banking services, including checking, savings and time deposit accounts, secured and unsecured loans, wire transfers, brokerage services and other financial services, and are led by local bank presidents and management with significant experience in, and ties to, their communities. Each of the local bank presidents has authority, alone or with other local officers, to make most credit decisions.

We also operate United Community Mortgage Services, a full-service retail mortgage lending operation approved as a seller/servicer for Fannie Mae and the Federal Home Mortgage Corporation, as a division of the Bank. The Bank owns an insurance agency, United Community Insurance Services, Inc., known as United Community Advisory Services. We also own a captive insurance subsidiary, United Community Risk Management Services, Inc., that provides risk management services for our subsidiaries. Another subsidiary of the Bank, United Community Payment Systems, LLC, provides payment processing services for the Bank’s customers. Additionally, we provide retail brokerage services through a third party broker/dealer.

For a complete description of our business, financial condition, results of operations and other important information, please refer to our filings with the Securities and Exchange Commission (the “SEC”) that are incorporated by reference in this prospectus, including our Annual Report on Form 10-K for the year ended December 31, 2014. For instructions on how to find copies of these documents, see “Where You Can Find More Information.”

We were incorporated in 1987 as a Georgia corporation. Our principal executive offices are located at 125 Highway 515 East, Blairsville, Georgia 30512, and our telephone number is (706) 781-2765. Our website is http://www.ucbi.com. Information on our website is not incorporated into this prospectus by reference and is not a part hereof.

2

RISK FACTORS

Investing in our securities involves a high degree of risk. You should carefully review the risks and uncertainties described in the section entitled “Risk Factors” in our most recent Annual Report on Form 10-K, as updated by any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K that we have filed or will file with the SEC and which are incorporated by reference into this prospectus, as well as the risk factors and other information contained in the applicable prospectus supplement and any related free writing prospectus. The risks described in these documents are not the only ones we face, but those that we currently consider to be material. There may be other unknown or unpredictable economic, business, competitive, regulatory or other factors that could have material adverse effects on our future results. Past financial performance may not be a reliable indicator of future performance and historical trends should not be used to anticipate results or trends in future periods. Please also read carefully the section below entitled “A Warning About Forward Looking Statements”.

3

A WARNING ABOUT FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, (the “Exchange Act”), about us and our subsidiaries. These forward-looking statements are intended to be covered by the safe harbor for forward-looking statements provided by the Private Securities Litigation Reform Act of 1995. Forward-looking statements are not statements of historical fact, and can be identified by the use of forward-looking terminology such as “believes,” “expects,” “may,” “will,” “could,” “should,” “projects,” “plans,” “goal,” “targets,” “potential,” “estimates,” “pro forma,” “seeks,” “intends,” or “anticipates” or the negative thereof or comparable terminology. Forward-looking statements include discussions of strategy, financial projections, guidance and estimates (including their underlying assumptions), statements regarding plans, objectives, expectations or consequences of various transactions, and statements about the future performance, operations, products and services of us and our subsidiaries. We caution our shareholders and other readers not to place undue reliance on such statements.

Our businesses and operations are and will be subject to a variety of risks, uncertainties and other factors. Consequently, actual results and experience may materially differ from those contained in any forward-looking statements. Such risks, uncertainties and other factors that could cause actual results and experience to differ from those projected include, but are not limited to, the risk factors set forth in this prospectus and in our Annual Report on Form 10-K for the year ended December 31, 2014:

•	the condition of the general business and economic environment;

•	the results of our internal credit stress tests may not accurately predict the impact on our financial condition if the economy were to deteriorate;

•	our ability to maintain profitability;

•	our ability to fully realize the balance of our net deferred tax asset, including net operating loss carryforwards;

•	the risk that we may be required to increase the valuation allowance on our net deferred tax asset in future periods;

•	the condition of the banking system and financial markets;

•	our ability to raise capital;

•	our ability to maintain liquidity or access other sources of funding;

•	changes in the cost and availability of funding;

•	the success of the local economies in which we operate;

•	our lack of geographic diversification;

•	our concentrations of residential and commercial construction and development loans and commercial real estate loans are subject to unique risks that could adversely affect our earnings;

•	changes in prevailing interest rates may negatively affect our net income and the value of our assets and other interest rate risks;

•	our accounting and reporting policies;

•	our ability to maintain effective internal controls over financial reporting and disclosure controls and procedures;

•	if our allowance for loan losses is not sufficient to cover actual loan losses;

•	losses due to fraudulent and negligent conduct of our loan customers, third party service providers or employees;

•	risks related to our communications and information systems, including risks with respect to cybersecurity breaches;

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•	our reliance on third parties to provide key components of our business infrastructure and services required to operate our business;

•	competition from financial institutions and other financial service providers;

•	risks with respect to our ability to successfully expand and complete acquisitions and integrate businesses and operations that are acquired;

•	if the conditions in the stock market, the public debt market and other capital markets deteriorate;

•	the impact of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 and related regulations;

•	changes in laws and regulations or failures to comply with such laws and regulations;

•	changes in regulatory capital and other requirements;

•	the costs and effects of litigation, examinations, investigations, or similar matters, or adverse facts and developments related thereto, including possible dilution;

•	regulatory or judicial proceedings, board resolutions, informal memorandums of understanding or formal enforcement actions imposed by regulators that may occur; and

•	changes in tax laws, regulations and interpretations or challenges to our income tax provision.

All written or oral forward-looking statements attributable to us or any person acting on our behalf made after the date of this prospectus are expressly qualified in their entirety by the risk factors and cautionary statements contained in and incorporated by reference into this prospectus. Unless legally required, we do not undertake any obligation to release publicly any revisions to such forward-looking statements to reflect events or circumstances after the date of this prospectus or to reflect the occurrence of unanticipated events.

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RATIOS OF EARNINGS TO FIXED CHARGES

The following table sets forth our consolidated ratio of earnings to fixed charges and our ratio of earnings to fixed charges excluding interest on deposits for the periods indicated:

	Year Ended December 31,
	2014		2013		2012		2011		2010
Including interest on deposits	4.95	x	1.35	x	1.29	x	(1.94	)x	(2.84	)x
Excluding interest on deposits	8.09	x	1.50	x	1.50	x	(5.95	)x	(11.82	)x

Fixed charges consist of interest expensed and capitalized, amortized premiums, discounts and capitalized expenses related to indebtedness, an estimate of the interest with rental expense, pre-tax earnings required to pay dividends on preferred stock and pre-tax accretion.

USE OF PROCEEDS

Unless otherwise specified in the applicable prospectus supplement, we will use the net proceeds we receive from any offering of these securities for general corporate purposes, which may include funding our bank and non-bank subsidiaries, financing business expansion, refinancing or extending the maturity of debt obligations, investments at the holding company level and stock repurchases. The applicable prospectus supplement will provide more detail on the use of proceeds of any specific offering.

PLAN OF DISTRIBUTION

We may sell the securities offered pursuant to this prospectus and any prospectus supplement to or through one or more underwriters or dealers or through agents. Each prospectus supplement, to the extent applicable, will describe the number and terms of the securities to which such prospectus supplement relates, the name or names of any underwriters or agents with whom we have entered into arrangements with respect to the sale of such securities, the public offering or purchase price of such securities and the net proceeds we will receive from such sale. Any underwriter or agent involved in the offer and sale of the securities will be named in the applicable prospectus supplement. We may also sell securities directly to investors on our own behalf in those jurisdictions where we are authorized to do so.

Underwriters may offer and sell the securities at a fixed price or prices, which may be changed, at market prices prevailing at the time of sale, at prices related to the prevailing market prices or at negotiated prices. We also may, from time to time, authorize dealers or agents to offer and sell these securities upon such terms and conditions as may be set forth in the applicable prospectus supplement. In connection with the sale of any of these securities, underwriters may receive compensation from us in the form of underwriting discounts or commissions and may also receive commissions from purchasers of the securities for whom they may act as agent. Underwriters may sell the securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters or commissions from the purchasers for which they may act as agents.

Shares may also be sold in one or more of the following transactions: (1) block transactions (which may involve crosses) in which a broker-dealer may sell all or a portion of the shares as agent but may position and resell all or a portion of the block as principal to facilitate the transaction; (2) purchases by a broker-dealer as principal and resale by the broker-dealer for its own account pursuant to a prospectus supplement; (3) a special offering, an exchange distribution or a secondary distribution in accordance with applicable stock exchange rules; (4) ordinary brokerage transactions and transactions in which a broker-dealer solicits purchasers; (5) sales “at the market” to or through a market maker or into an existing trading market, on an exchange or otherwise, for shares; and (6) sales in other ways not involving market makers or established trading markets, including direct sales to purchasers. Broker-dealers may also receive compensation from purchasers of the shares which is not expected to exceed that customary in the types of transactions involved.

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Any underwriting compensation paid by us to underwriters or agents in connection with the offering of these securities, and any discounts or concessions or commissions allowed by underwriters to participating dealers, will be set forth in the applicable prospectus supplement. Dealers and agents participating in the distribution of the securities may be deemed to be underwriters, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions.

Underwriters, dealers and agents may be entitled, under agreements entered into with us, to indemnification against and contribution toward certain civil liabilities, including liabilities under the Securities Act of 1933. Unless otherwise set forth in the accompanying prospectus supplement, the obligations of any underwriters to purchase any of these securities will be subject to certain conditions precedent.

In connection with the offering of the securities hereby, certain underwriters, and selling group members and their respective affiliates, may engage in transactions that stabilize, maintain or otherwise affect the market price of the applicable securities. These transactions may include stabilization transactions effected in accordance with Rule 104 of Regulation M promulgated by the SEC pursuant to which these persons may bid for or purchase securities for the purpose of stabilizing their market price.

The underwriters in an offering of securities may also create a “short position” for their account by selling more securities in connection with the offering than they are committed to purchase from us. In that case, the underwriters could cover all or a portion of the short position by either purchasing securities in the open market following completion of the offering of these securities or by exercising any over-allotment option granted to them by us. In addition, the managing underwriter may impose “penalty bids” under contractual arrangements with other underwriters, which means that they can reclaim from an underwriter (or any selling group member participating in the offering) for the account of the other underwriters, the selling concession for the securities that are distributed in the offering but subsequently purchased for the account of the underwriters in the open market. Any of the transactions described in this paragraph or comparable transactions that are described in any accompanying prospectus supplement may result in the maintenance of the price of the securities at a level above that which might otherwise prevail in the open market. None of the transactions described in this paragraph or in an accompanying prospectus supplement are required to be taken by any underwriters and, if they are undertaken, may be discontinued at any time.

Our common stock is listed on the Nasdaq Global Select Market under the symbol “UCBI”. Our preferred stock will be new issues of securities with no established trading market and may or may not be listed on a national securities exchange. Any underwriters or agents to or through which securities are sold by us may make a market in the securities, but these underwriters or agents will not be obligated to do so and any of them may discontinue any market making at any time without notice. No assurance can be given as to the liquidity of or trading market for any securities sold by us.

Underwriters, dealers and agents may engage in transactions with, or perform services for, us and our affiliates in the ordinary course of business. Underwriters have from time to time in the past provided, and may from time to time in the future provide, investment banking services to us for which they have in the past received, and may in the future receive, customary fees.

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DESCRIPTION OF SECURITIES

The following is a general description of the terms and provisions of the securities we may offer and sell by this prospectus. These summaries are not meant to be a complete description of each security. This description is subject to and qualified in its entirety by reference to our Restated Articles of Incorporation (the “Articles”), our Amended and Restated Bylaws, as amended (the “Bylaws”), and the applicable provisions of the Georgia Business Corporation Code. Our Articles are filed as an exhibit to our Quarterly Report on Form 10-Q for the period ended June 30, 2011 and our Bylaws are filed as an exhibit to our Quarterly Report on Form 10-Q for the period ended March 31, 2011. This prospectus and any accompanying prospectus supplement will contain the material terms and conditions for each security. The accompanying prospectus supplement may add to, update or change the terms and conditions of the securities as described in this prospectus.

Description of Common Stock

Common Stock

Our authorized voting common stock (the “Common Stock”) consists of 100,000,000 shares, $1.00 par value per share. Each holder of Common Stock is entitled to one vote per share on any issue requiring a vote at any meeting. The shares of Common Stock do not have cumulative voting rights. Upon liquidation, holders of our Common Stock, together with holders of the Company’s non-voting common stock (the “Non-Voting Common Stock”), junior preferred stock (the “Junior Preferred Stock”) and junior participating preferred stock (the “Junior Participating Preferred Stock”), Series E preferred stock (the “Series E Preferred Stock”), will be entitled to receive on a pro rata basis, after payment or provision for payment of all our debts and liabilities, and after all distributions payments are made to holders of our Series A non-cumulative preferred stock (the “Series A Preferred Stock”), our Series B (the “Series B Preferred Stock”), our Series C (the “Series C Preferred Stock), and our Series D (the “Series D Preferred Stock”), all of our assets available for distribution, in cash or in kind.

Subject to the rights of holders of our Series A Preferred Stock, our Series B Preferred Stock, our Series C Preferred Stock, and our Series D Preferred Stock to receive dividends, all shares of our Common Stock, together with all shares of our Non-Voting Common Stock, Junior Preferred Stock and Series E Preferred Stock, are entitled to share equally in any dividends that our board of directors may declare on our Common Stock, our Non-Voting Common Stock, our Junior Preferred Stock and our Series E Preferred Stock from sources legally available for distribution.

As of April 20, 2015, 50,250,379 shares of the Common Stock and 10,080,787 shares of the Non-Voting Common were issued and outstanding, exclusive of 400,436 shares of Common Stock issuable under our deferred compensation plan; 751,510 shares of Common Stock that may be issued upon the vesting of restricted stock and restricted stock units; 301,345 shares of Common Stock that may be issued upon the exercise of options outstanding, with a weighted average exercise price of  $93.01 per share; 219,908 shares of Common Stock reserved for issuance upon the exercise of warrants issued in connection with the issuance of preferred stock to Treasury with a conversion price of  $61.39 per share; and 10,080,787 shares of Common Stock reserved for issuance upon conversion of the Non-Voting Common Stock (provided certain conditions are met).

Non-Voting Common Stock

General.   Our authorized Non-Voting Common Stock consists of 30,000,000 shares, $1.00 par value per share. Except with respect to voting rights and as specifically set forth below, the Non-Voting Common Stock has the same designations, powers, preferences, limitations, restrictions, and relative rights as, and is identical in all respects to, our Common Stock. As of April 20, 2015, 10,080,787 shares of our Non-Voting Common Stock were issued and outstanding.

No Voting Rights.   Except as required by Georgia law or our Articles, holders of the Non-Voting Common Stock have no right to vote on any matter submitted to a vote at a meeting of our shareholders. The Articles provide that, in addition to any other vote required by law, the affirmative vote of the holders

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of a majority of the outstanding shares of the Non-Voting Common Stock, voting separately as a class, will be required to amend, alter or repeal any provision of the Articles that significantly and adversely affects the rights, preferences or privileges of the Non-Voting Common Stock.

Dividends.   Subject to the preferential dividend rights, if any, of any preferred stock of United, the holders of Non-Voting Common Stock will be entitled to receive, to the extent permitted by law, such dividends as may be declared from time to time by the board of directors on the Common Stock. If a dividend is declared and paid with respect to the Common Stock, then the board of directors will declare and pay an equivalent dividend, on a per share basis, to the Non-Voting Common Stock. Likewise, if the board of directors declares and pays a dividend on the Non-Voting Common Stock, it will declare and pay an equivalent dividend, on a per share basis, on the Common Stock.

Distributions.   After distribution in full of any preferential amount to be distributed to the holders of preferred stock of United, holders of Non-Voting Common Stock and Common Stock will be entitled to receive, in the event of the voluntary or involuntary liquidation, dissolution, distribution of assets or winding-up of United, all of United’s remaining assets of whatever kind available for distribution to the shareholders ratably in proportion to the number of shares of Common Stock and Non-Voting Common Stock held by them.

Adjustments.   In the event of any stock split, combination or other reclassification of either the Common Stock or the Non-Voting Common Stock, the outstanding shares of the other class will be proportionately split, combined or reclassified in a similar manner, provided that in any such transaction, only holders of Common Stock will receive shares of Common Stock and only holders of Non-Voting Common Stock will receive shares of Non-Voting Common Stock.

Conversion.   The Non-Voting Common Stock may be converted into Common Stock by any holder of Non-Voting Common Stock, other than the initial holder of such Non-Voting Common Stock or an affiliate thereof, who acquires one or more shares of Non-Voting Common Stock in an “Approved Transfer”. An “Approved Transfer” means a sale or other transfer (i) to an affiliate of the holder of the Non-Voting Common Stock to be transferred under common control with such holder’s ultimate parent, general partner or investment advisor but only if the transferee agrees in writing for the benefit of United to be bound by the terms of the applicable Investor Agreement; (ii) in a widely distributed public offering registered pursuant to the Securities Act; (iii) to a person that is acquiring at least a majority of United’s outstanding “voting securities” (as defined in the Bank Holding Company Act and any rules or regulations promulgated thereunder) not including any voting securities such person is acquiring from the holder of the Non-Voting Common Stock to be transferred or its affiliates; or (iv) upon certification by the holder of the Non-Voting Common Stock to be transferred in writing to United that such holder believes that the transferee shall not, after giving effect to such transfer, own for purposes of the Bank Holding Company Act, or the Change of Bank Control Act, and any rules and regulations promulgated thereunder, more than 2% of any class of voting securities of United outstanding at such time.

Mergers, Consolidations, Etc.   In the event of any merger, consolidation, reclassification or other transaction in which the shares of United’s Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, each share of Non-Voting Common Stock will at the same time be similarly exchanged or changed in an amount per whole share equal to the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, that each share of Common Stock would be entitled to receive as a result of such transaction, provided that at the election of such holder, any securities issued with respect to the Non-Voting Common Stock will be non-voting securities under the resulting corporation’s organization documents and United will make appropriate provisions and take such actions necessary to ensure that holders of the Non-Voting Common Stock will retain securities with substantially the same rights and benefits as the Non-Voting Common Stock. In the event the holders of Common Stock are provided the right to convert or exchange Common Stock for stock or securities, cash and/or any other property, then the holders of the Non-Voting Common Stock will be provided the same right based upon the number of shares of Common Stock such holders would be entitled to receive if such shares of Non-Voting Common Stock were converted into shares of Common Stock immediately prior to such offering. In the event that United offers to repurchase shares of Common Stock from its shareholders generally, United will offer to repurchase Non-Voting Common Stock pro rata

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based upon the number of shares of Common Stock such holders would be entitled to receive if such shares were converted into shares of Common Stock immediately prior to such repurchase. In the event of any pro rata subscription offer, rights offer or similar offer to holders of Common Stock, United will provide the holders of the Non-Voting Common Stock the right to participate based upon the number of shares of Common Stock such holders would be entitled to receive if such shares were converted into shares of Common Stock immediately prior to such offering; provided that at the election of such holder, any shares issued with respect to the Non-Voting Common Stock will be issued in the form of Non-Voting Common Stock rather than Common Stock.

Restrictions on Transfer.   Shares of the Non-Voting Common Stock may only be transferred in an Approved Transfer, as described above.

Description of Preferred Stock

Under our Articles, we have the authority to issue up to 10,000,000 shares of preferred stock, $1.00 par value per share, issuable in specified series and having specified voting, dividend, conversion, liquidation, and other rights and preferences as our board of directors may determine, subject to limitations set forth in our Articles. The preferred stock may be issued for any lawful corporate purpose without further action by our shareholders. The issuance of any preferred stock having conversion rights might have the effect of diluting the interests of our other shareholders. In addition, shares of preferred stock could be issued with rights, privileges and preferences which would deter a tender or exchange offer or discourage the acquisition of control of United.

Of such authorized number of shares of preferred stock, (i) 1,000,000 shares of Junior Preferred Stock are authorized, with no shares issued or outstanding; (ii) 287,411 shares of Series A Preferred Stock are authorized, with no shares issued and outstanding; (iii) 180,000 shares of Series B Preferred Stock are authorized, with no shares issued and outstanding; (iv) 65,000 shares of Series C Preferred Stock are authorized, with no shares issued and outstanding; (v) 25,000 shares of Series D Preferred Stock are authorized, with no shares issued and outstanding; (vi) 1,000,000 shares of Series E Preferred Stock are authorized, with no shares issued and outstanding; (vii) 195,872 shares of Series F Preferred Stock are authorized, with no shares issued and outstanding; and (viii) 151,185 shares of Series G Preferred Stock are authorized, with no shares issued and outstanding.

Description of Debt Securities

We may offer from time to time debt securities in the form of either senior debt securities or subordinated debt securities. Unless otherwise specified in a supplement to this prospectus, the debt securities will be our direct, unsecured obligations and will rank equally with all of our other unsecured and unsubordinated indebtedness. The debt securities will be issued under one or more separate indentures between us and a trustee to be identified in the applicable prospectus supplement.

We have summarized the general terms and provisions of the indenture below but the summary is not complete. Form of indentures for senior indebtedness and subordinated indebtedness have been incorporated by reference as exhibits to the registration statement. The indentures are substantially identical except for the subordination provisions described below under “Subordinated Debt Securities” in this “Description of the Debt Securities”. You should read the indentures for provisions that may be important to you.

When we offer to sell a particular series of debt securities, we will describe the specific terms of the series in a supplement to this prospectus. We will also indicate in the supplement whether the general terms and provisions described in this prospectus apply to a particular series of debt securities. Capitalized terms used in the summary have the meanings specified in the form of indentures. This summary refers to both indentures as the form of  “indenture”.

General

The terms of each series of debt securities will be established by or pursuant to a resolution of our board of directors and set forth or determined in the manner provided in a supplemental indenture. The particular terms of each series of debt securities will be described in a prospectus supplement relating to such series.

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We can issue an unlimited amount of debt securities under the indenture. The debt securities may be in one or more series with the same or various maturities, at par, at a premium, or at a discount. We will set forth in a prospectus supplement relating to any series of debt securities being offered, the aggregate principal amount and the following terms of the debt securities:

•	the title of the debt securities;

•	the price or prices, expressed as a percentage of the principal amount, at which we will sell the debt securities;

•	whether the debt securities will be senior or subordinated;

•	any subordination provisions, if different from those described below under “Subordinated Debt Securities”;

•	any limit on the aggregate principal amount of the debt securities;

•	the date or dates on which we will pay the principal on the debt securities;

•	the rate or rates, which may be fixed or variable, per annum or the method used to determine the rate or rates (including any commodity, commodity index, stock exchange index or financial index) at which the debt securities will bear interest, the date or dates from which interest will accrue, the date or dates on which interest will commence and be payable and any regular record date for the interest payable on any interest payment date;

•	the place or places where principal of, premium and interest on the debt securities will be payable;

•	the terms and conditions upon which we may redeem the debt securities;

•	any obligation we have to redeem or purchase the debt securities pursuant to any sinking fund or analogous provisions or at the option of a holder of debt securities;

•	the dates on which and the price or prices at which we will repurchase debt securities at the option of the holders of debt securities and other detailed terms and provisions of these repurchase obligations;

•	the denominations in which the debt securities will be issued, if other than denominations of $1,000 and any integral multiple thereof;

•	whether the debt securities will be issued in the form of certificated debt securities or global debt securities;

•	the portion of principal amount of the debt securities payable upon declaration of acceleration of the maturity date, if other than the principal amount;

•	any addition to or change in the events of default described in this prospectus or in the indenture with respect to the debt securities and any change in the acceleration provisions described in this prospectus or in the indenture with respect to the debt securities;

•	any addition to or change in the covenants described in this prospectus or in the indenture with respect to the debt securities;

•	any other terms of the debt securities, which may modify or delete any provision of the indenture as it applies to that series;

•	any depositaries, interest rate calculation agents, exchange rate calculation agents or other agents with respect to the debt securities; and

•	any other specific terms of such debt securities.

In addition, the indenture does not limit our ability to issue convertible debt securities. Any conversion provisions of a particular series of debt securities will be set forth in the officer’s certificate or supplemental indenture related to that series of debt securities and will be described in the relevant prospectus

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supplement. Such terms may include provisions for conversion, either mandatory, at the option of the holder or at our option, in which case the number of shares of common stock or other securities to be received by the holders of debt securities would be calculated as of a time and in the manner stated in the prospectus supplement.

We may issue debt securities that provide for an amount less than their stated principal amount to be due and payable upon declaration of acceleration of their maturity pursuant to the terms of the indenture. We will provide you with information on the federal income tax considerations and other special considerations applicable to any of these debt securities in the applicable prospectus supplement.

Transfer and Exchange

Each debt security will be represented by either one or more global securities registered in the name of The Depository Trust Company, as Depositary, or a nominee (we will refer to any debt security represented by a global debt security as a “book-entry debt security”), or a certificate issued in definitive registered form (we will refer to any debt security represented by a certificated security as a “certificated debt security”) as set forth in the applicable prospectus supplement. Except as set forth under the heading “Global Debt Securities and Book-Entry System” below, book-entry debt securities will not be issuable in certificated form.

Certificated Debt Securities.   You may transfer or exchange certificated debt securities at any office we maintain for this purpose in accordance with the terms of the indenture. No service charge will be made for any transfer or exchange of certificated debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with a transfer or exchange.

You may transfer certificated debt securities and the right to receive the principal of, premium and interest on certificated debt securities only by surrendering the certificate representing those certificated debt securities and either reissuance by us or the trustee of the certificate to the new holder or the issuance by us or the trustee of a new certificate to the new holder.

Global Debt Securities and Book-Entry System.   Each global debt security representing book-entry debt securities will be deposited with, or on behalf of, the depositary, and registered in the name of the depositary or a nominee of the depositary. The depositary has indicated it intends to follow the following procedures with respect to book-entry debt securities.

Ownership of beneficial interests in book-entry debt securities will be limited to persons that have accounts with the depositary for the related global debt security, which we refer to as participants, or persons that may hold interests through participants. Upon the issuance of a global debt security, the depositary will credit, on its book-entry registration and transfer system, the participants’ accounts with the respective principal amounts of the book-entry debt securities represented by such global debt security beneficially owned by such participants. The accounts to be credited will be designated by any dealers, underwriters or agents participating in the distribution of the book-entry debt securities. Ownership of book-entry debt securities will be shown on, and the transfer of such ownership interests will be effected only through, records maintained by the depositary for the related global debt security (with respect to interests of participants) and on the records of participants (with respect to interests of persons holding through participants). The laws of some states may require that certain purchasers of securities take physical delivery of such securities in definitive form. These laws may impair the ability to own, transfer or pledge beneficial interests in book-entry debt securities.

So long as the depositary for a global debt security, or its nominee, is the registered owner of that global debt security, the depositary or its nominee, as the case may be, will be considered the sole owner or holder of the book-entry debt securities represented by such global debt security for all purposes under the indenture. Except as described below, beneficial owners of book-entry debt securities will not be entitled to have securities registered in their names, will not receive or be entitled to receive physical delivery of a certificate in definitive form representing securities and will not be considered the owners or holders of those securities under the indenture. Accordingly, each person beneficially owning book-entry debt securities must rely on the procedures of the depositary for the related global debt security and, if such person is not a participant, on the procedures of the participant through which such person owns its interest, to exercise any rights of a holder under the indenture.

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We understand, however, that under existing industry practice, the depositary will authorize the persons on whose behalf it holds a global debt security to exercise certain rights of holders of debt securities, and the indenture provides that we, the trustee and our respective agents will treat as the holder of a debt security the persons specified in a written statement of the depositary with respect to that global debt security for purposes of obtaining any consents or directions required to be given by holders of the debt securities pursuant to the indenture.

We will make payments of principal of, and premium and interest on book-entry debt securities to the depositary or its nominee, as the case may be, as the registered holder of the related global debt security. United, the trustee and any other agent of ours or agent of the trustee will not have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in a global debt security or for maintaining, supervising or reviewing any records relating to beneficial ownership interests.

We expect that the depositary, upon receipt of any payment of principal of, premium or interest on a global debt security, will immediately credit participants’ accounts with payments in amounts proportionate to the respective amounts of book-entry debt securities held by each participant as shown on the records of such depositary. We also expect that payments by participants to owners of beneficial interests in book-entry debt securities held through those participants will be governed by standing customer instructions and customary practices, as is now the case with the securities held for the accounts of customers in bearer form or registered in “street name”, and will be the responsibility of those participants.

We will issue certificated debt securities in exchange for each global debt security if the depositary is at any time unwilling or unable to continue as depositary or ceases to be a clearing agency registered under the Exchange Act, and a successor depositary registered as a clearing agency under the Exchange Act is not appointed by us within 90 days. In addition, we may at any time and in our sole discretion determine not to have the book-entry debt securities of any series represented by one or more global debt securities and, in that event, will issue certificated debt securities in exchange for the global debt securities of that series. Global debt securities will also be exchangeable by the holders for certificated debt securities if an event of default with respect to the book-entry debt securities represented by those global debt securities has occurred and is continuing. Any certificated debt securities issued in exchange for a global debt security will be registered in such name or names as the depositary shall instruct the trustee. We expect that such instructions will be based upon directions received by the depositary from participants with respect to ownership of book-entry debt securities relating to such global debt security.

We have obtained the foregoing information concerning the depositary and the depositary’s book-entry system from sources we believe to be reliable, but we take no responsibility for the accuracy of this information.

No Protection in the Event of a Change of Control

Unless we state otherwise in the applicable prospectus supplement, the debt securities will not contain any provisions which may afford holders of the debt securities protection, such as acceleration, in the event we have a change in control or in the event of a highly leveraged transaction (whether or not such transaction results in a change in control), which could adversely affect holders of debt securities.

Covenants

We will set forth in the applicable prospectus supplement any restrictive covenants applicable to any issue of debt securities.

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Consolidation, Merger and Sale of Assets

We may not consolidate with or merge with or into, or convey, transfer or lease all or substantially all of our properties and assets to, any person, which we refer to as a successor person, unless:

•	we are the surviving corporation or the successor person (if other than United) is a corporation organized and validly existing under the laws of any U.S. domestic jurisdiction and expressly assumes our obligations on the debt securities and under the indenture;

•	immediately after giving effect to the transaction, no event of default, and no event which, after notice or lapse of time, or both, would become an event of default, shall have occurred and be continuing under the indenture; and

•	certain other conditions are met.

Events of Default

Event of default means, with respect to any series of debt securities, any of the following:

•	default in the payment of any interest upon any debt security of that series when it becomes due and payable, and continuance of that default for a period of 30 days (unless the entire amount of the payment is deposited by us with the trustee or with a paying agent prior to the expiration of the 30-day period);

•	default in the payment of principal of or premium on any debt security of that series when due and payable;

•	default in the deposit of any sinking fund payment, when and as due in respect of any debt security of that series;

•	default in the performance or breach of any other covenant or warranty by us in the indenture (other than a covenant or warranty that has been included in the indenture solely for the benefit of a series of debt securities other than that series), which default continues uncured for a period of 60 days after we receive written notice from the trustee or we and the trustee receive written notice from the holders of not less than a majority in principal amount of the outstanding debt securities of that series as provided in the indenture;

•	certain events of bankruptcy, insolvency or reorganization of our company; and

•	any other event of default provided with respect to debt securities of that series that is described in the applicable prospectus supplement accompanying this prospectus.

No event of default with respect to a particular series of debt securities (except as to certain events of bankruptcy, insolvency or reorganization) necessarily constitutes an event of default with respect to any other series of debt securities. The occurrence of an event of default may constitute an event of default under our bank credit agreements in existence from time to time. In addition, the occurrence of certain events of default or an acceleration under the indenture may constitute an event of default under certain of our other indebtedness outstanding from time to time.

If an event of default with respect to debt securities of any series at the time outstanding occurs and is continuing, then the trustee or the holders of not less than a majority in principal amount of the outstanding debt securities of that series may, by a notice in writing to us (and to the trustee if given by the holders), declare to be due and payable immediately the principal (or, if the debt securities of that series are discount securities, that portion of the principal amount as may be specified in the terms of that series) of and accrued and unpaid interest, if any, on all debt securities of that series. In the case of an event of default resulting from certain events of bankruptcy, insolvency or reorganization, the principal (or such specified amount) of and accrued and unpaid interest, if any, on all outstanding debt securities will become and be immediately due and payable without any declaration or other act on the part of the trustee or any holder of outstanding debt securities. Any payment by us on the subordinated debt securities following any such acceleration will be subject to the subordination provisions described below under “Subordinated Debt Securities”. At any time after a declaration of acceleration with respect to debt securities of any series has been made, but before a judgment or decree for payment of the money due has been obtained by the

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trustee, the holders of a majority in principal amount of the outstanding debt securities of that series may rescind and annul the acceleration if all events of default, other than the non-payment of accelerated principal and interest, if any, with respect to debt securities of that series, have been cured or waived as provided in the indenture. We refer you to the prospectus supplement relating to any series of debt securities that are discount securities for the particular provisions relating to acceleration of a portion of the principal amount of such discount securities upon the occurrence of an event of default.

The indenture provides that the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request of any holder of outstanding debt securities, unless the trustee receives indemnity satisfactory to it against any loss, liability or expense. Subject to certain rights of the trustee, the holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the debt securities of that series.

No holder of any debt security of any series will have any right to institute any proceeding, judicial or otherwise, with respect to the indenture or for the appointment of a receiver or trustee, or for any remedy under the indenture, unless:

•	that holder has previously given to the trustee written notice of a continuing event of default with respect to debt securities of that series; and

•	the holders of at least a majority in principal amount of the outstanding debt securities of that series have made written request, and offered reasonable indemnity, to the trustee to institute the proceeding as trustee, and the trustee has not received from the holders of a majority in principal amount of the outstanding debt securities of that series a direction inconsistent with that request and has failed to institute the proceeding within 60 days.

Notwithstanding the foregoing, the holder of any debt security will have an absolute and unconditional right to receive payment of the principal of, premium and any interest on that debt security on or after the due dates expressed in that debt security and to institute suit for the enforcement of payment.

The indenture requires us, within 120 days after the end of our fiscal year, to furnish to the trustee a statement as to compliance with the indenture. The indenture provides that the trustee may withhold notice to the holders of debt securities of any series of any default or event of default (except in payment on any debt securities of that series) with respect to debt securities of that series if it in good faith determines that withholding notice is in the interest of the holders of those debt securities.

Modification and Waiver

We may modify and amend the indenture with the consent of the holders of at least a majority in principal amount of the outstanding debt securities of each series affected by the modifications or amendments. We may not make any modification or amendment without the consent of the holders of each affected debt security then outstanding if that amendment will:

•	reduce the amount of debt securities whose holders must consent to an amendment or waiver;

•	reduce the rate of or extend the time for payment of interest (including default interest) on any debt security;

•	reduce the principal of or premium on or change the fixed maturity of any debt security or reduce the amount of, or postpone the date fixed for, the payment of any sinking fund or analogous obligation with respect to any series of debt securities;

•	reduce the principal amount of discount securities payable upon acceleration of maturity;

•	waive a default in the payment of the principal of, premium or interest on any debt security (except a rescission of acceleration of the debt securities of any series by the holders of at least a majority in aggregate principal amount of the then outstanding debt securities of that series and a waiver of the payment default that resulted from such acceleration);

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•	make the principal of or premium or interest on any debt security payable in currency other than that stated in the debt security;

•	adversely affect the right to convert any debt security;

•	make any change to certain provisions of the indenture relating to, among other things, the right of holders of debt securities to receive payment of the principal of, premium and interest on those debt securities and to institute suit for the enforcement of any such payment and to waivers or amendments; or

•	waive a redemption payment with respect to any debt security.

Except for certain specified provisions, the holders of at least a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all debt securities of that series waive our compliance with provisions of the indenture. The holders of a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all the debt securities of such series waive any past default under the indenture with respect to that series and its consequences, except a default in the payment of the principal of, premium or any interest on any debt security of that series or in respect of a covenant or provision, which cannot be modified or amended without the consent of the holder of each outstanding debt security of the series affected; provided, however, that the holders of a majority in principal amount of the outstanding debt securities of any series may rescind an acceleration and its consequences, including any related payment default that resulted from the acceleration.

Defeasance of Debt Securities and Certain Covenants in Certain Circumstances

Legal Defeasance.   The indenture provides that, unless otherwise provided by the terms of the applicable series of debt securities, we may be discharged from any and all obligations in respect of the debt securities of any series (except for certain obligations to register the transfer or exchange of debt securities of such series, to replace stolen, lost or mutilated debt securities of such series, and to maintain paying agencies and certain provisions relating to the treatment of funds held by paying agents). We will be so discharged upon the deposit with the trustee, in trust, of money or U.S. government obligations or, in the case of debt securities denominated in a single currency other than U.S. dollars, foreign government obligations, that, through the payment of interest and principal in accordance with their terms, will provide money in an amount sufficient in the opinion of our independent public accountants to pay and discharge each installment of principal, premium and interest on and any mandatory sinking fund payments in respect of the debt securities of that series on the stated maturity of those payments in accordance with the terms of the indenture and those debt securities.

This discharge may occur only if, among other things, we have delivered to the trustee an opinion of counsel stating that we have received from, or there has been published by, the United States Internal Revenue Service a ruling or, since the date of execution of the indenture, there has been a change in the applicable United States federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the holders of the debt securities of that series will not recognize income, gain or loss for United States federal income tax purposes as a result of the deposit, defeasance and discharge and will be subject to United States federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit, defeasance and discharge had not occurred.

Defeasance of Certain Covenants.   The indenture provides that, unless otherwise provided by the terms of the applicable series of debt securities, upon compliance with certain conditions:

•	we may omit to comply with the covenant described under the heading “Consolidation, Merger and Sale of Assets” and certain other covenants set forth in the indenture, as well as any additional covenants that may be set forth in the applicable prospectus supplement; and

•	any omission to comply with those covenants will not constitute a default or an event of default with respect to the debt securities of that series, or covenant defeasance.

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The conditions include:

•	depositing with the trustee money or U.S. government obligations or, in the case of debt securities denominated in a single currency other than U.S. dollars, foreign government obligations, that, through the payment of interest and principal in accordance with their terms, will provide money in an amount sufficient in the opinion of our independent public accountants to pay and discharge each installment of principal of, premium and interest on and any mandatory sinking fund payments in respect of the debt securities of that series on the stated maturity of those payments in accordance with the terms of the indenture and those debt securities; and

•	delivering to the trustee an opinion of counsel to the effect that the holders of the debt securities of that series will not recognize income, gain or loss for United States federal income tax purposes as a result of the deposit and related covenant defeasance and will be subject to United States federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit and related covenant defeasance had not occurred.

Covenant Defeasance and Events of Default.   In the event we exercise our option to effect covenant defeasance with respect to any series of debt securities and the debt securities of that series are declared due and payable because of the occurrence of any event of default, the amount of money or U.S. government obligations or foreign government obligations on deposit with the trustee will be sufficient to pay amounts due on the debt securities of that series at the time of their stated maturity but may not be sufficient to pay amounts due on the debt securities of that series at the time of the acceleration resulting from the event of default. We will remain liable for those payments.

The Trustee

The indentures limit the right of the trustee, should it become a creditor of us, to obtain payment of claims or secure its claims.

The trustee is permitted to engage in certain other transactions. However, if the trustee acquires any conflicting interest, and there is a default under the debt securities of any series for which they are trustee, the trustee must eliminate the conflict or resign.

Subordinated Debt Securities

Payment on the subordinated debt securities will, to the extent provided in the indenture, be subordinated in right of payment to the prior payment in full of all of our senior indebtedness. The subordinated debt securities also are effectively subordinated to all debt and other liabilities, including trade payables and lease obligations, if any, of our subsidiaries.

Upon any distribution of our assets upon any dissolution, winding up, liquidation or reorganization, the payment of the principal of and interest on the subordinated debt securities will be subordinated in right of payment to the prior payment in full in cash or other payment satisfactory to the holders of senior indebtedness of all senior indebtedness. In the event of any acceleration of the subordinated debt securities because of an event of default, the holders of any senior indebtedness would be entitled to payment in full in cash or other payment satisfactory to such holders of all senior indebtedness obligations before the holders of the subordinated debt securities are entitled to receive any payment or distribution. The indenture requires us or the trustee to promptly notify holders of designated senior indebtedness if payment of the subordinated debt securities is accelerated because of an event of default.

We may not make any payment on the subordinated debt securities, including upon redemption at the option of the holder of any subordinated debt securities or at our option, if:

•	a default in the payment of the principal, premium, if any, interest, rent or other obligations in respect of designated senior indebtedness occurs and is continuing beyond any applicable period of grace (called a “payment default”); or

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•	a default other than a payment default on any designated senior indebtedness occurs and is continuing that permits holders of designated senior indebtedness to accelerate its maturity, and the trustee receives a notice of such default (called a “payment blockage notice”) from us or any other person permitted to give such notice under the indenture (called a “non-payment default”).

We may resume payments and distributions on the subordinated debt securities:

•	in the case of a payment default, upon the date on which such default is cured or waived or ceases to exist; and

•	in the case of a non-payment default, the earlier of the date on which such nonpayment default is cured or waived or ceases to exist and 179 days after the date on which the payment blockage notice is received by the trustee, if the maturity of the designated senior indebtedness has not been accelerated.

No new period of payment blockage may be commenced pursuant to a payment blockage notice unless 365 days have elapsed since the initial effectiveness of the immediately prior payment blockage notice and all scheduled payments of principal, premium and interest, including any liquidated damages, on the notes that have come due have been paid in full in cash. No non-payment default that existed or was continuing on the date of delivery of any payment blockage notice shall be the basis for any later payment blockage notice unless the non-payment default is based upon facts or events arising after the date of delivery of such payment blockage notice.

If the trustee or any holder of the notes receives any payment or distribution of our assets in contravention of the subordination provisions on the subordinated debt securities before all senior indebtedness is paid in full in cash, property or securities, including by way of set-off, or other payment satisfactory to holders of senior indebtedness, then such payment or distribution will be held in trust for the benefit of holders of senior indebtedness or their representatives to the extent necessary to make payment in full in cash or payment satisfactory to the holders of senior indebtedness of all unpaid senior indebtedness.

In the event of our bankruptcy, dissolution or reorganization, holders of senior indebtedness may receive more, ratably, and holders of the subordinated debt securities may receive less, ratably, than our other creditors (including our trade creditors). This subordination will not prevent the occurrence of any event of default under the indenture.

We are not prohibited from incurring debt, including senior indebtedness, under the indenture. We may from time to time incur additional debt, including senior indebtedness.

We are obligated to pay reasonable compensation to the trustee and to indemnify the trustee against certain losses, liabilities or expenses incurred by the trustee in connection with its duties relating to the subordinated debt securities. The trustee’s claims for these payments will generally be senior to those of noteholders in respect of all funds collected or held by the trustee.

Certain Definitions

“indebtedness” means:

(1)	all indebtedness, obligations and other liabilities for borrowed money, including overdrafts, foreign exchange contracts, currency exchange agreements, interest rate protection agreements, and any loans or advances from banks, or evidenced by bonds, debentures, notes or similar instruments, other than any account payable or other accrued current liability or obligation incurred in the ordinary course of business in connection with the obtaining of materials or services;

(2)	all reimbursement obligations and other liabilities with respect to letters of credit, bank guarantees or bankers’ acceptances;

(3)	all obligations and liabilities in respect of leases required in conformity with generally accepted accounting principles to be accounted for as capitalized lease obligations on our balance sheet;

(4)	all obligations and other liabilities under any lease or related document in connection with the lease of real property which provides that we are contractually obligated to purchase or cause a

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third party to purchase the leased property and thereby guarantee a minimum residual value of the leased property to the lessor and our obligations under the lease or related document to purchase or to cause a third party to purchase the leased property;

(5)	all obligations with respect to an interest rate or other swap, cap or collar agreement or other similar instrument or agreement or foreign currency hedge, exchange, purchase agreement or other similar instrument or agreement;

(6)	all direct or indirect guaranties or similar agreements in respect of, and our obligations or liabilities to purchase, acquire or otherwise assure a creditor against loss in respect of, indebtedness, obligations or liabilities of others of the type described in (1) through (5) above;

(7)	any indebtedness or other obligations described in (1) through (6) above secured by any mortgage, pledge, lien or other encumbrance existing on property which is owned or held by us; and

(8)	any and all refinancings, replacements, deferrals, renewals, extensions and refundings of, or amendments, modifications or supplements to, any indebtedness, obligation or liability of the kind described in clauses (1) through (7) above.

“senior indebtedness” means the principal, premium, if any, interest, including any interest accruing after bankruptcy, and rent or termination payment on or other amounts due on our current or future indebtedness, whether created, incurred, assumed, guaranteed or in effect guaranteed by us, including any deferrals, renewals, extensions, refundings, amendments, modifications or supplements to the above. However, senior indebtedness does not include:

•	indebtedness that expressly provides that it shall not be senior in right of payment to subordinated debt securities or expressly provides that it is on the same basis or junior to subordinated debt securities; and

•	our indebtedness to any of our majority-owned subsidiaries.

Governing Law

The indenture and the debt securities will be governed by, and construed in accordance with, the laws of the State of New York.

Description of Warrants

This section describes the general terms and provisions of the warrants. The applicable prospectus supplement will describe the specific terms of the warrants offered under that applicable prospectus supplement and any contrary general terms outlined in this section that will not apply to those warrants.

We may issue warrants independently or together with debt or equity securities. The warrants will be issued under warrant agreements between us and a bank or trust company, as warrant agent, all as stated in the applicable prospectus supplement. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants.

The applicable prospectus supplement will describe the terms of the warrants offered in this prospectus, including the following, if applicable:

•	the offering price;

•	the title of the warrants;

•	the designation and terms of any related debt securities with which the warrants are to be issued and the number of the warrants offered with each debt security;

•	the date, if any, on and after which the holder of the warrants can transfer them separately from the related debt securities;

•	the date on which the right to exercise the warrants will commence and the date on which this right will expire; and

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•	whether the warrant certificates representing the warrants will be issued in registered or bearer form, and if registered, where they are transferred and registered.

A holder can exchange warrant certificates for new warrant certificates of different authorized denominations, and can exercise his or her warrants at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement.

Each warrant entitles the holder of that warrant to purchase the principal amount of securities at the price stated, or determinable in the applicable prospectus supplement. A holder can exercise warrants during the period stated in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

A holder can exercise warrants as stated in the applicable prospectus supplement relating to the warrants. We will, as soon as practicable, forward to you the securities purchased upon exercise. If less than all of the warrants represented by the warrant certificates are exercised, a new warrant certificate will be issued for the remaining warrants.

LEGAL MATTERS

Troutman Sanders LLP will provide an opinion as to the legality of the securities. As of the date of this prospectus, members of Troutman Sanders LLP participating in this matter own an aggregate of 295 shares of our common stock.

EXPERTS

The consolidated financial statements of United and its subsidiaries as of December 31, 2014 and 2013, and for each of the two years in the period ended December 31, 2014, and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in these materials by reference to the Annual Report on Form 10-K for the year ended December 31, 2014 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given upon the authority of said firm as experts in auditing and accounting.

The consolidated financial statements of United and its subsidiaries for the year ended December 31, 2012 included in our Annual Report on Form 10-K for the year ended December 31, 2014, incorporated in these materials by reference to the Annual Report on Form 10-K for the year ended December 31, 2014 have been so incorporated in reliance on the report of Porter Keadle Moore, LLC, an independent registered public accounting firm, given upon the authority of said firm as experts in auditing and accounting.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus the information that we file with the SEC, which means that we can disclose important information to you by referring you to other documents. The information incorporated by reference is an important part of this prospectus. Other than information deemed “furnished” rather than “filed” under the Exchange Act, we incorporate by reference the following documents:

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2014;

•	our Proxy Statement for the 2015 Annual Meeting;

•	our Current Reports on Form 8-K filed on January 28, 2015, January 28, 2015 and February 10, 2015;

•	all other reports filed by United pursuant to Sections 13(a) or 15(d) of the Exchange Act since December 31, 2014; and

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•	all documents filed after the filing of this registration statement but prior to the effectiveness of the registration statement, and all documents filed after the date of the effectiveness of the registration statement and prior to the termination of the offering hereunder pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (except to the extent that any information contained in such filings is deemed “furnished” in accordance with SEC rules (unless otherwise indicated therein)).

Any statement contained in a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or any other subsequently filed document that is deemed to be incorporated by reference into this prospectus modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

Documents incorporated by reference are available from United without charge, excluding all exhibits, unless an exhibit has been specifically incorporated by reference herein. You may obtain documents incorporated by reference herein by requesting them in writing or by telephone from Investor Relations, United Community Banks, Inc., at 125 Highway 515 East, Blairsville, Georgia 30512, telephone number (706) 781-2765.

We maintain a website at http://www.ucbi.com where the incorporated documents listed above can be accessed. Neither our website nor the information on our website is included or incorporated in, or is a part of, this prospectus.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the information requirements of the Exchange Act, which means that we are required to file reports, proxy statements, and other information, all of which are available to the public on the Internet site maintained by the SEC at http://www.sec.gov. You may also read and copy any materials that we file with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.

We have filed a registration statement on Form S-3 to register the securities to be issued under this prospectus. As allowed by SEC rules, this prospectus does not contain all of the information you can find in the registration statement or the exhibits to the registration statement. You may obtain a copy of the registration statement from the SEC at the address listed above or from the SEC’s website.

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$100,000,000

4.500% Fixed-to-Floating Rate
Subordinated Notes Due January 30, 2028

January 10, 2018

PROSPECTUS SUPPLEMENT

Morgan Stanley

Sandler O’Neill + Partners, L.P.